CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Covington Trust of our reports dated September 12, 2025, relating to the financial statements and financial highlights of Fidelity High Dividend ETF, Fidelity Dividend ETF for Rising Rates, Fidelity Low Volatility Factor ETF, Fidelity Momentum Factor ETF, Fidelity Quality Factor ETF, Fidelity Value Factor ETF, Fidelity Small-Mid multifactor ETF, Fidelity U.S. Multifactor ETF, Fidelity Blue Chip Growth ETF, Fidelity Blue Chip Value ETF, Fidelity Fundamental Large Cap Core ETF, and Fidelity Fundamental Large Cap Value ETF, which appear in Fidelity Covington Trust’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025 We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 19, 2025